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                                EXHIBIT (10)(m)


The following executive officers have entered into a severance agreement substantially in the form included in the Registrant's Report on Form 10-K.

     -    Stephen R. Clark
     -    Timothy J. Croasdaile
     -    Kristina Kiley
     -    Alfred A. Piergallini
     -    Jose A. Rodriguez
     -    Fred K. Schomer